Contract No. 003011028901

Fixed Asset Loan Contract

Party A: Wanxing bio-pharmaceutical company
Party B: China industrial and commercial bank

Content
1.	Party A’s representations and warranties
2.	loan classification
3.	loan intention
4.	loan amount and term
5.	loan interest
6.	withdraw conditions
7.	withdraw arrangement
8.	Returning of loan
9.	surety ship
10.	both parties’ rights and responsibilities
11.	contract breach
12.	contract effectiveness, modification, revoking and termination
13.	dispute settlement
14.	others
15.	supplementary articles

In accordance with the needs stated in Clause 3.1, Party A is applying loan from Party B. Party B agreed to provide loan to Party A. in order to establish both parties’ rights and responsibilities, both parties agreed to sign this contract in accordance with the regulations of <<contract law>>, <<general loan regulation>> and other related by laws.

1.0  Party A’s representations and warranties
1.1  As a legally established enterprise, Party A has the legal rights to execute this contract.
1.2  The intended project has been approved by the government.
1.3  All the project inspection reports, evaluations and financial statements and information provided are accurate, correct and complete.

2.0 Loan classification
2.1  the loan under this contract is fixed asset loan

3.0Loan intention
3.1The loan under this contract is intended to be used for Recombinant Human Interferon 2a
3.2Without written approval by Party B, Party A shall not change the intended purpose of using the loan.

4.0Loan amount and term
4.1The total amount of loan is TWENTY-EIGHT Million RMB (RMB 28,000,000.00)
4.2The loan is in 48-months term, from May 23 2000 to May 23 2004.

5.0 Loan Interest
5.1 The loan interest shall be defined once per year.
5.1.1 The interest of the first year is 6.633% (includes all the loans paid within one year from the effectives of this Contract)
5.1.2 The interest rate for the other years (from the actual day of the first withdraw) will be adjusted by Party B in accordance with the legally regulated interest rate. The notice of interest rate modification will be sent to Party A in written format in 30 days. However, the effectiveness of the interest rate modification shall not be affected by the facts of noticed received or not by Party A.
5.2 Interest of the loan under this Contract shall be calculated on a daily basis, and shall be cut-off each quarter. The cut-off day is the 20th day of the last month of each quarter. The accumulated interest shall be paid with the principle by the end of the term.
5.3 Interest of the loan shall be calculated from the day of withdraw.
5.4 in case of the loan interest rate adjusted by the People’s Bank of China and adjustment applies to the loan under this Contract, Party B shall apply the adjusted interest rate with no need to inform Party A.

6.0 Withdraw conditions
6.1 in prior to each withdraw, Party A shall meet the following conditions:
6.1.1 Warrant the Contract is legally established and in effect.
6.1.2 Principle and other capital of the intended loan have been fully prepared and ready to be used.
6.1.3 The cost is not in overrun, or in case of overrun, capitals for the extra cost has been secured.
6.1.4 The progress of the Project in on schedule
6.1.5 The required procedure in applying for loan withdraw is completed
6.1.6 No events happened which may breach the contract.
6.1.7 All the materials required by Party B are provided.

7.0 Withdraw arrangement
7.1 Loan withdraws under this Contact shall be performed as following:
7.1.1 Party A will withdraw the entire loan in one time on May 25, 2000, and deposit the entire loan under his bank account in Party B’s branch.
7.2 Party shall withdraw the loan in accordance with Clause 7.1. In case of special reasons, Party A shall submit written application, upon Party B’s written approval, withdraw can be postponed or advanced.
7.3 in case Party A wishes to cancel the total or part of the loan, he shall make a written application in 30 days prior to the withdraw date, the loan only can be canceled upon Party B’s written approval.
7.4 The withdraw date and payback date shall be as of the actual date shown on the processing paper, which shall be deemed as part of the contract. Except the date, in case there is any discrepancy between the processing paper and the contract, the contract shall govern.

8.0 Loan payback
8.1 Source of capital which Party A needs to payback the principle and interest of the loan is from, but not limited to:
8.1.1 __
8.2 No matter what contracts Party is obligated to have any clauses regarding Party A’s payback capital sources, all the clauses cannot affect Party A’s liabilities to payback the loan. Under no circumstance, Party A can reject the liability to payback the loan with citing Clause 8.1
8.3.1 Party A shall payback the entire principle and interest in one time on May 25, 2004.
8.3.2 In case of payback the loan in installments, the payback amount and date are as following:
8.3.2.1 BLANK
8.4 In case Party A wishes to payback the loan in prior to the due date, he shall submit a written application to Party B for his written approval.
8.5 N/A
8.6 principles paid back in advance shall be deducted as per Clause 8.3.2
8.7 Party A shall deposit enough capitals in the banking account before the due date, and authorize Party B to transfer from Party A’s bank account.

9.0 Surety ship
9.1 The suretyship type: guarantee mortgage.
9.2 Party A has responsibility to help Party B in signing surety contract (No. 003011028901) with the surety party.
9.3 in case the surety is changed which may against the interest of Party B, upon Party B’s notice, Party A shall provide other surety to Party B’s satisfaction.

10.0 Both parties’ rights and responsibilities
10.1 Party A’s rights and responsibilities:
10.1.1 Withdraw and use the loan in accordance with the contract regulations
10.1.2 shall not payback the loan in prior to the due date without written approval from Party B
10.1.3 Accept Party B’s investigation and audit regarding the use of the loan
10.1.4 Cooperate with Party B for his investigation and audit regarding the production, operation, project construction and financial conditions. Party A has the liability to provide related income statement and balance sheet to Party B.
10.1.5 Support Party B’s involvement in project budgeting and actual cost auditing, project bidding and final project acceptance.
10.1.6 Return the loan including principles and interests.
10.1.7 bear all the related cost under this contract, including, but not limited to, notarization, appraise, evaluation, registration and others.
10.1.8 For all the payment inquiry letters issued by Party B, Party A shall return the receipts in three days.
10.1.9 in case Party A lease out its production, modify stock option, in alliance with other companies, merging, buy other companies, establish joint venture with other companies, company separation, reduce capital, change stock right, transfer big amount of capital and asset, or other changes which could affect Party B’s rights and interests, Party A shall inform Party B 30 days in advance and get his written approval. Otherwise, the above actions are prohibited before returning the loan and interests.

10.1.10 in case of changes of location, contact address, business scope, legal representative and other registration information, Party A shall inform Party B in written format in 7 days of the change.
10.1.11 in case of any events which may affect the normal operation or cause negative impact on Party A’s liabilities in returning the loan, includes but not limited to involvement of major financial entanglement, liquidation, financial conditions deterioration and others, Party A shall inform Party B immediately in written.
10.1.12 in case Party A goes out of business, company is dismissed, production is stopped, production permit is revoked or canceled, Party A shall inform Party B in written in 5 days of the event happened, and guarantee to return the loan and interests immediately.
10.2 Party B’s rights and liabilities
10.2.1 require Party A to provide all the related information
10.2.2 in accordance with the Contract or bylaws, transfer the due loan principle, interests, compound interest, interest penalty and all other cost from Party A’s banking account
10.2.3 in case Party A is escaping from Party B’s auditing, delay in paying back the loan and interests or other major actions that breach the contract, Party B has the rights to implement credit punishment, and report to related government authorities or other enterprises, and require Party A to return the loan through the means of public media.
10.2.4 provide the loan on time and in full amount in accordance with the contract clause, except delayed by Party A.
10.2.5 maintain all the information regarding debt conditions, financial conditions, production and operations in confidential, except permitted by the contract or bylaws.

11.0 In breach of Contract
11.1 after the contract in effect, both parties shall be obligated by the Contract. Any party who failed in fulfilling his liabilities either entirely or partially shall take responsibility of the breach in accordance with the bylaws.
11.2 in case Party A delayed in withdraw the loan from Party B as per Clause 7.1, Party B has the rights to charge the postponed withdraw penalty using contract defined interested rate on a daily basis and
11.3 in case Party B failed in issuing the loan as per Clause 7.1, he should be charged penalty using the contract defined interest rate on a daily basis
11.4 without written approval from Party B, in case Party return the loan in prior to the due date, Party B still has the rights to charge the full interest in accordance with the loan term and interest rate stated in the contract.
11.5 in case Party A failed in returning the loan and interests as per the contract, Party B has the rights to request Party A to return the loan and interests within specified periods, has the rights to transfer the capital from Party A’s bank account in Party B’s branch, and has the right to charge interest of the due amount of principle as per a rate of ____ on a daily basis, interest on a compound basis.
11.6 in case Party A use the loan on the project differ from the intended, Party B has the right to cancel the loan, and has the right to take back the loan, entirely or partially, in prior to the due date, or even terminate the contract. Party B also has the right to charge interest on the misused principle as per a rate of ____ on a daily basis, interest on a compound basis.

11.7 in case of 11.6 and 11.7 occurs simultaneously, Party B shall choose the one that has severer penalty, but cannot apply both.
11.8 in case of one of following his action, Party A shall, within 7 days upon receipt of the written notice from Party B, provide remediation plan to Party B’s satisfaction. Otherwise, Party B has the right to stop or cancel the remaining loan, has the right to request a return the loan, entirely or partially, in prior to the due date. For the loan which cannot be returned, a late penalty will be charged on the late return interest rate and on a daily basis.
11.8.1 provide balance sheet, income statement and other financial materials with fake information or hide important information.
11.8.2 not cooperate or reject Party B’s auditing regarding the use of the loan, operation and financial conditions.
11.8.3 Without Party B’s approval, transfer or disposal, or threatening to transfer or disposal his major asset or capitals.
11.8.4 Major part or entire of his asset was possessed by other creditors, or taken over by the assignee or the kind, or his asset was seized or frozen which may bring loss to Party B.
11.8.5 without Party B’s approval, Party A lease out its production, modify stock option, in alliance with other companies, merging, buy other companies, establish joint venture with other companies, company separation, reduce capital, change stock right, transfer big amount of capital and asset, or other changes which could affect Party B’s rights and interests or endanger Party B’s creditor’s right.
11.8.6 Changes to location, contact address, business scope, legal representative and other registration information or executing major investment to external project which may affect or threaten Party B’s credits.
11.8.7 Involvement of major financial entanglement or financial conditions deteriorated which may affect or threaten Party B’s credits
11.8.8 Other actions may affect or threaten Party B’s creditor’s right.

12.0 contract effectiveness, modification, revoking and termination
12.1 this Contract will take effect after both parties; signatures and stamps. In case of suretyship exists, contract will take effect from the effectiveness of the suretyship contract. Contract will be terminated until the entire loan, interest, compound interest, interest penalty, breach fine and other cost was finally paid.
12,2 in case of the followings, Party B has the right to revoke the contract, and require Party A to return the loan and interest in prior to the due date and compensate for the damage:
12.2.1 Party A goes out of business, company is dismissed, production is stopped, production permit is revoked or canceled;
12.2.2 Changes to the surety which may bring negative impact to the Party B creditor’s right, and Party A failed in providing other surety as required by Party B;
12.2.3 Other severer breaching actions
12.3 in case Party A wishes to defer the loan due date, he shall submit a written application together with surety’s agreement to prolong the suretyship term in 30 days prior to the due date. After Party B’s investigation, and deferred term agreement signed, then the load could be deferred. The original Contract still in effect before signing the defer agreement.
12.4 after effectiveness of the contract, except as stated in the contract, either party cannot make bold to modify or revoke the contract. If such a need really exists, a written agreement shall be reached upon negotiation. The original contract is still in effect before such agreement reached.

13.0 dispute settlement
13.1 in case of dispute arising from executing the contract, negotiation shall be performed to settle the dispute. If agreement cannot be reached through negotiation, dispute shall be settled in accordance with Clause 13.1.2
13.1.1 BLANK
13.1.2 through legislation by the Party B’s local court.

14.0 Others
BLANK

15.0 Supplementary Articles
15.1 this supplementary articles are part of the contract, and have the same legal effect.
15.2 in case of the withdraw date or return date is not workday, then it shall be deferred to the next following workday.
15.3 the contract is in __ copies. Both party has one copy, and has the same legal effect.

Party A: Shanghai Wanxing Bio-Pharmaceutical Co., Ltd. (stamp)

Legal representative: (signature)

Party B: Industrial and Commercial Bank of China, Pudong Branch (stamp)

Legal representative: (signature)

May 23, 2000

Contract No. 003011028901

SURETYSHIP CONTRACT

Surety (Party A): Jintian Industrial (Group) holding Co., Ltd.

Address: 23-26 floor, Jintian Building, 1199 Heping Road, Shenzhen, P.R.China

Legal representative: Huang Hanqing

Creditor(Party B):
Address:
Legal representative (manager): Ge shiyao

Content
Article 1. Party A’s representations and warranties
Article 2. type and amount of the credit
Article 3. time limit for the debtor to perform the obligation
Article 4. mode of the surety
Article 5. the scope of the suretyship guaranty
Article 6. the term of the suretyship
Article 7. Party A’s rights and liabilities
Article 8. Party B’s rights and liabilities
Article 9. Liabilities when fails in performing the obligation
Article 10. contract’s effectiveness, modification, revoking and termination
Article 11. dispute settlement
Article 12. others
Article 13. supplementary articles.

In the efforts to guarantee that the debtor perform his obligation under loan contact (contract No. 003011028901, hereinafter as main contract) between Shanghai Wanxing Bio-Pharmaceutical Co., Ltd and Party B of this contract , Party A agrees to act as surety. in order to establish both parties’ rights and liabilities, both parties agreed to enter this contract in accordance with the regulations of <<contract law>>, <<general loan regulation>> and other related bylaws.

Article 1. Party A’s representations and warranties

1.1  in accordance with laws of P. R. China, Party A has the qualification to act as surety.
1.2 Party A has the enough financial capability to act as surety. Liabilities of surety shall not be changed by any change of financial conditions or other orders, and shall not be reduced or relieved no matter any others agreements signs by the surety with other parties.
1.3 Party A is in full knowledge of the debtor’s intention of the loan, and wish to act as the surety voluntarily. All the contents under this contract are his true will.
1.4 In case the debtor fails in performing his obligation to return the loan and interest on time, Party B has the right to seek money from Party A. Party A shall authorize Party B to transfer money directly from Party A’s bank account in Party B’s branch.

Article 2. type and amount of the credit

2.1 the credit under the suretyship contract is in amount of RMB 28.0 million, which Party B released to the debtor under the Main Contract.

Article 3. time limit for the debtor to perform the obligation

3.1 The term of the Main Contract is for duration of 48 moths, from May 23, 2000 to May 23 2004.

Article 4. mode of the surety

4.1 the mode of this suretyship contract is joint and several liabilities.

Article 5. the scope of the suretyship guaranty

5.1 scope of the suretyship guaranty includes the loan principle, interest, compounded interest, penalty interest, breach penalty, compensation, cost to claim the credit right and other cost.

Article 6. the term of the surety ship

6.1 the term of the suretyship is for two years from the following day of the due date of the Main Contract.
6.2 in case the loan under the Main Contract is in several batches, the term of the suretyship shall be starting from the following day of each due date of each batch.
6.3 in case Party B wishes to request a earlier return of the loan in accordance with related clauses in the Main Contract, the term of the suretyship shall be from the following day of noticed date Party B issued to debtor for returning the loans.

Article 7. Party A’s rights and liabilities

7.1 provide materials as requested by Party B, and guarantee the material provided is accurate and legal.
7.2 Party B shall mail the receipt in three days after receiving loan return request or other request from Party B.
7.3 in case of the followings happened to Party A, Party B shall be informed:
7.3.1 operation system change, such as lease out its production, modify stock option, in alliance with other companies, merging, buy other companies, company separation, establish joint venture with foreign companies and others
7.3.2 changes of scope of business and registered capital, and change of stock right
7.3.3 financial conditions deterioration or involvement of major financial entanglement

7.3.4 goes out of business, company is dismissed, production is stopped, production permit is revoked or canceled
7.3.5 changes of location, contact address, or legal representative.
7.4 Party A shall inform Party B in 30 days advance in case of the change of Clause 7.3.1 or 7.3.2, for changes of others, in 5 days advance.
7.5 an approval from Party A shall not be necessary in case Party B wishes to modify the main contract with the debtor, except modification is about term extension or increase the amount of loan. Party A shall still be obligated for the joint and several liabilities.
7.6 in case Party A transfers the credit to a third party, Party A shall still be obligated for the joint and several liabilities
7.7 while the contract is in effect, any type of suretyship provided by Party A to other parties shall not against Party B’s interest.
7.8 while the contract is in effect, Party A shall guarantee perform all the obligation of this contract even in case of any separation, merging, stock option modifications or other events.
7.9 Party A will no longer be obligated to the suretyship after the debtor returned the entire due loan and interests.

Article 8. Party B’s rights and liabilities

8.1 Party B has the rights to require Party A to provide documents which can prove his legal status.
8.2 Party B has the rights to require Party A to provide financial statement that can reflect his credit status and other information
8.3 in case the debtor has not return the debt, entirely or partially, to the Party B after the due time, Party B has the rights to require Party A to perform his suretyship obligation as per the contract.
8.4 in case of the following events, with the means of written notice, Party B has the rights to require Party A to perform his suretyship obligation at an earlier date. Party A shall perform his suretyship obligation within 10 days after receiving the written notice:
8.4.1 Party B revokes the Main Contract as per the related clauses in the contract
8.4.2 Party B wishes to require an earlier return of the loan as per related clauses in the contract
8.5 while the contract is in effect, Party B shall inform Party A on time in case he transfers the credit right to a third party as per the related clauses in the contract.

Article 9. Liabilities when fails in performing the obligation

9.1 in case a false representation and warranty is given in Article 1, Party A shall compensate Party B if there is a loss.
9.2 after the contract enters into effect, both parties shall perform his obligation with diligence. Either party failed in performing the obligation, either partially or entirely, shall take the liability of breaching the contract, and compensate the other party if there is a loss to the other party.
9.3 in case the contract is of no effect due to Party A’s fault, Party A shall compensate Party B’s loss within the scope of the suretyship.

Article 10. contract’s effectiveness, modification, revoking and termination

10.1 The contract shall enter into effect after the signatures by both parties. Only with the debtor returns the entire loan principle, interest, compounded interest, penalty interest, breach penalty, compensation, cost to claim the credit right and other cost, the contract will be expired.
10.2 this contract is independent to the Main Contract, and shall stay valid in case of no effect of the Main Contract. In case of the Main Contract is of no effect, Party A shall still perform his obligation.
10.3 after effectiveness of the contract, except as stated in the contract, either party cannot make bold to modify or revoke the contract. If such a need really exists, a written agreement shall be reached upon negotiation. The original contract is still in effect before such agreement reached.

Article 11. dispute settlement

13.1 in case of dispute arising from executing the contract, negotiation shall be performed to settle the dispute. If agreement cannot be reached through negotiation, dispute shall be settled in accordance with Clause 13.1.2
13.1.1 BLANK
13.1.2 through legislation by the Party B’s local court.

Article 12. others
BLANK

Article 13. supplementary articles.
the contract is in _FIVE_ copies. Both party has one copy, and has the same legal effect

Party A: Jintian Industrial (Group) holding Co., Ltd. (stamp)
Legal representative: (signature)

Party B: Industrial and Commercial Bank of China, Pudong Branch (stamp)
Legal representative: (signature)

May 23, 2000